Brenham Oil & Gas Corp.

OTCBB: “BRHM”

601 CIEN STREET, SUITE 235, KEMAH, TX 77565-3077

Tel: (281) 334-9479   Fax: (281) 334-9508

www.brenhamoil.com     email: amin@americanii.com

News Release

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BRENHAM OIL & GAS CORP. SIGNS PRODUCTION SHARING CONTRACT FOR  500,000 ACRE BLOCK WITH THE GOVERNMENT OF EQUATORIAL GUINEA

Houston & Kemah, Texas – December 20, 2012, Brenham Oil & Gas Corp., OTCBB: BRHM (“Brenham”), a subsidiary of American International Industries, Inc., OTCBB: AMIN, announced that it has executed a Production Sharing Contract with the Government of Equatorial Guinea in West Africa.  Pursuant to the terms of the Agreement, Brenham received a 15% participating interest in newly-created Block Y, which consolidates four offshore exploration blocks into a single, half-million acre license.  Xuan Energy is the operator of Block Y. The Government’s press release on the Block Y signing ceremony can be viewed at:

http://www.equatorialoil.com/html/press_release1.html#pr-dec-17-12

A map showing the location of Block Y, which borders Hess Corporation’s Okume Field on the north, east and west, can be viewed at:

http://www.equatorialoil.com/Licence_map_-_Provisional_12_12.pdf

Rog Hardy, Brenham’s Vice President of Exploration, stated, “Block Y is between and along a geologic trend with Hess Corporation’s large Okume and Ceiba oil and gas field complex (which peaked at more than 80,000 barrels of oil per day) and an undeveloped oil discovery in Block P to the north, with, among other companies, VAALCO Energy.  The block awarded to Brenham is large, with plenty of room to run, and is in benign operating conditions and moderate water depths.  We are very excited about the exploration potential of Block Y.”

Daniel Dror, Brenham’s Chief Executive Officer and President, stated, “Brenham’s entry into this high-potential opportunity in West Africa is a result of our team’s extensive experience in Africa with companies such as Occidental Petroleum Corporation and Unocal, and years of focused, rigorous geotechnical and commercial evaluations. We believe that Block Y has the right upside upside-to-risk mix and we intend for this project to be the foundation for additional quality ventures in West Africa and elsewhere.  Brenham looks forward to working with the Government of Equatorial Guinea and our other partners to conduct a successful exploration campaign.”

Brenham Oil & Gas Corp. is an independent oil and gas company engaged in the acquisition of petroleum resources.  The Company's focus is on coupling United States development/production assets with international exploration in locations such as Sub-Saharan Africa.  Brenham's team includes experienced professionals from major oil and gas companies.

Forward-Looking Statements:

This press release may contain forward-looking statements, including information about management’s view of the Company’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”).  All statements other than statements of historical information provided herein may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes", "anticipates", "plans", "expects" and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those that we may anticipate reflected by our subsidiaries' operations include without limitations, growth in the energy sector and in the oil and gas service industry, increased levels of competition, new products and technology changes, and the market for pipes, the rules of regulatory authorities and risks associated with any potential acquisitions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof.  Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company.

Investor Relations: Rebekah Ruthstrom Tel: 281-334-9479 email: amin@americanii.com